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                                                                EXHIBIT 99.3

                               IKOS SYSTEMS, INC.
                    1995 OUTSIDE DIRECTORS STOCK OPTION PLAN
                     (AS AMENDED EFFECTIVE JANUARY 22, 1999)

        1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

           1.1 ESTABLISHMENT. The IKOS Systems, Inc. 1995 Outside Directors Stock Option Plan (the "PLAN") is hereby established effective as of June 20, 1995 (the "EFFECTIVE DATE").

           1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain highly qualified persons to serve as Outside Directors of the Company and by creating additional incentive for Outside Directors to promote the growth and profitability of the Participating Company Group.

           1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed.

        2. DEFINITIONS AND CONSTRUCTION.

           2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

               (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

               (c) "COMMITTEE" means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

               (d) "COMPANY" means IKOS Systems, Inc., a Delaware corporation, or any successor corporation thereto.

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               (e) "CONSULTANT" means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

               (f) "DIRECTOR" means a member of the Board or the board of directors of any other Participating Company.

               (g) "EMPLOYEE" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

               (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               (i) "FAIR MARKET VALUE" means, as of any date, if there is then a public market for the Stock, the closing price of the Stock (or the mean of the closing bid and asked prices of the Stock if the Stock is so reported instead) as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System, the NASDAQ National Market System or such other national or regional securities exchange or market system constituting the primary market for the Stock. If the relevant date does not fall on a day on which the Stock is trading on NASDAQ, the NASDAQ National Market System or other national or regional securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

               (j) "OPTION" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan.

               (k) "OPTIONEE" means a person who has been granted one or more Options.

               (l) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee.

               (m) "OUTSIDE DIRECTOR" means a Director of the Company who is not an Employee.

               (n) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

               (o) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation.

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               (p) "PARTICIPATING COMPANY GROUP" means, at any point in time, all corporations collectively which are then Participating Companies.

               (q) "RULE 16b-3" means Rule 16b-3 as promulgated under the Exchange Act, as amended from time to time, or any successor rule or regulation.

               (r) "SERVICE" means the Optionee's service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company.

               (s) "STOCK" means the common stock, par value $0.01, of the Company, as adjusted from time to time in accordance with Section 4.2.

               (t) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

           2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and use of the term "or" shall include the conjunctive as well as the disjunctive.

        3. ADMINISTRATION.

           3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board, including any duly appointed Committee of the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

           3.2 LIMITATIONS ON AUTHORITY OF THE BOARD. Notwithstanding any other provision herein to the contrary, the Board shall have no authority, discretion, or power to select the Outside Directors who will receive Options, to set the exercise price of the Options, to determine the number of shares of Stock to be subject to an Option or the time at which an Option shall be granted, to establish the duration of an Option, or to alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan.

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        4. SHARES SUBJECT TO PLAN.

           4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be two hundred thousand (200,000) and shall consist of authorized but unissued shares or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

           4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan, to the "Initial Option" and "Annual Option" (as defined in Section 6.1), and to any outstanding Options, and in the exercise price of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control as defined in Section 8.1) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option.

        5. ELIGIBILITY AND TYPE OF OPTIONS.

           5.1 PERSONS ELIGIBLE FOR OPTIONS. An Option shall be granted only to a person who, at the time of grant, is an Outside Director.

           5.2 OPTIONS AUTHORIZED. Options shall be nonstatutory stock options; that is, options which are not treated as incentive stock options within the meaning of Section 422(b) of the Code.

        6. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

           6.1 AUTOMATIC GRANT OF OPTIONS. Subject to execution by an Outside Director of the appropriate Option Agreement, Options shall be granted automatically and without further action of the Board, as set forth below.

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               (a) PRIOR TO 1999 ANNUAL STOCKHOLDERS MEETING. Prior to the
annual meeting of stockholders of the Company scheduled to held in January 1999, or if the amendment to the Plan set forth in Section 6.1(b) is not approved by the stockholders at such annual meeting, Options shall be granted as follows:

                   (i) INITIAL OPTION. Each Outside Director shall be granted an initial Option as follows (an "INITIAL OPTION"):

                       (1) Each Outside Director holding office on the Effective Date shall be granted on the Effective Date an Option to purchase ten thousand (10,000) shares of Stock.

                       (2) Each Outside Director first elected or appointed to the Board after the Effective Date shall be granted, on the date of such initial election or appointment, an Option to purchase ten thousand (10,000) shares of Stock. Notwithstanding anything herein to the contrary, a Director of the Company who previously did not qualify as an Outside Director shall not receive an Initial Option in the event that such Director subsequently becomes an Outside Director.

                   (ii) ANNUAL OPTION. Each Outside Director shall be granted an annual Option as follows (an "ANNUAL OPTION"):

                       (1) Each Outside Director (including any Director of the Company who previously did not qualify as an Outside Director but who subsequently becomes an Outside Director) shall be granted, on the date of each annual meeting of the stockholders of the Company (an "ANNUAL MEETING") following which such person remains an Outside Director, an Option to purchase two thousand five hundred (2,500) shares of Stock, subject to adjustment as provided in Section 6.1(a)(ii)(2). Notwithstanding the foregoing, an Outside Director who receives an Initial Option on the date of an Annual Meeting shall not also receive an Annual Option on such date.

                       (2) The number of shares of Stock subject to the first Annual Option granted to any Outside Director whose initial election to the Board was not at an Annual Meeting shall be determined by multiplying 2,500 by a ratio, the numerator of which is the number of days from the date of such Outside Director's initial election or appointment to the date of the first Annual Meeting occurring thereafter and the denominator of which is three hundred sixty-five (365).

               (b) FOLLOWING 1999 ANNUAL STOCKHOLDERS MEETING. Subject to the approval by the stockholders of the Company at the annual meeting of stockholders scheduled to held in January 1999 or any adjournment thereof (the "1999 ANNUAL MEETING") of the amendment to the Plan set forth in this Section 6.1(b), Options shall be granted as follows:

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                   (i) SPECIAL OPTION. On the date of the 1999 Annual Meeting, each Outside Director remaining in office as an Outside Director immediately following such meeting who has, prior to such date, received an Option under the Plan shall be granted an Option to purchase ten thousand five hundred (10,500) shares of Stock (a "SPECIAL OPTION").

                   (ii) INITIAL OPTION. Each Outside Director first elected or appointed to the Board on or after the date of the 1999 Annual Meeting shall be granted, on the date of such initial election or appointment, an Option to purchase twenty-four thousand (24,000) shares of Stock (an "INITIAL OPTION"). Notwithstanding anything herein to the contrary, a Director of the Company who previously did not qualify as an Outside Director shall not receive an Initial Option in the event that such Director subsequently becomes an Outside Director.

                   (iii) ANNUAL OPTION. Commencing on the date of the 1999 Annual Meeting, each Outside Director shall be granted an annual Option as follows (an "ANNUAL OPTION"):

                         (1) Each Outside Director (including any Director of
the Company who previously did not qualify as an Outside Director but who subsequently becomes an Outside Director) shall be granted, on the date of each annual meeting of the stockholders of the Company (an "ANNUAL MEETING") following which such person remains an Outside Director, an Option to purchase six thousand (6,000) shares of Stock, subject to adjustment as provided in
Section 6.1(b)(iii)(2). Notwithstanding the foregoing, an Outside Director who receives an Initial Option on the date of an Annual Meeting shall not also receive an Annual Option on such date.

                         (2) The number of shares of Stock subject to the first
Annual Option granted to any Outside Director whose initial election to the Board was not at an Annual Meeting shall be determined by multiplying 6,000 by a ratio, the numerator of which is the number of days from the date of such Outside Director's initial election or appointment to the date of the first Annual Meeting occurring thereafter and the denominator of which is three hundred sixty-five (365).

               (c) RIGHT TO DECLINE OPTION. Notwithstanding the foregoing, any person may elect not to receive an Option by delivering written notice of such election to the Board no later than the day prior to the date such Option would otherwise be granted. A person so declining an Option shall receive no payment or other consideration in lieu of such declined Option. A person who has declined an Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date such Option would be granted pursuant to Section 6.1(a) or (b), as the case may be.

           6.2 EXERCISE PRICE. The exercise price per share of Stock subject to an Option shall be the Fair Market Value of a share of Stock on the date the Option is granted.

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           6.3 EXERCISE PERIOD. Each Option shall terminate and cease to be exercisable on the date ten (10) years after the date of grant of the Option unless earlier terminated pursuant to the terms of the Plan or the Option Agreement.

           6.4 RIGHT TO EXERCISE OPTIONS.

               (a) INITIAL OPTION. Except as otherwise provided in the Plan or in the Option Agreement and provided that the Optionee's Service is continuous from the date of grant of the Initial Option (the "INITIAL OPTION GRANT DATE") to the respective vesting date, each Initial Option shall become vested and exercisable prior to the termination thereof cumulatively as to twenty-five percent (25%) of the shares subject to the Initial Option on and after the day immediately preceding the date of each of the first four (4) Annual Meetings occurring after the Initial Option Grant Date.

               (b) ANNUAL OPTION. Except as otherwise provided in the Plan or in the Option Agreement and provided that the Optionee's Service is continuous from the date of grant of the Annual Option (the "ANNUAL OPTION GRANT DATE") to the vesting date, each Annual Option shall become vested and exercisable in full on and after the day immediately preceding the date of the fourth (4th) Annual Meeting occurring after the Annual Option Grant Date and prior to the termination of such Annual Option.

               (c) SPECIAL OPTION. Except as otherwise provided in the Plan or in the Option Agreement and provided that the Optionee's Service is continuous from the date of grant of the Special Option (the "SPECIAL OPTION GRANT DATE") to the respective vesting date, each Special Option shall become vested and exercisable prior to the termination thereof cumulatively as to thirty-three and one-third percent (33-1/3%) of the shares subject to the Special Option on and after the day immediately preceding the date of each of the first three (3) Annual Meetings occurring after the Special Option Grant Date.

           6.5 PAYMENT OF EXERCISE PRICE.

               (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"), or (iv) by any combination thereof.

               (b) TENDER OF STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

               (c) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

           6.6 TAX WITHHOLDING. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon exercise thereof. The Company shall have no obligation to deliver shares of Stock until the Participating Company Group's tax withholding obligations have been satisfied.

        7. STANDARD FORM OF OPTION AGREEMENT.

           7.1 INITIAL OPTION. Unless otherwise provided for by the Board at the time an Initial Option is granted, each Initial Option shall comply with and be subject to the terms and conditions set forth in the form of Nonstatutory Stock Option Agreement for Outside Directors (Initial Option) adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

           7.2 ANNUAL OPTION. Unless otherwise provided for by the Board at the time an Annual Option is granted, each Annual Option shall comply with and be subject to the terms and conditions set forth in the form of Nonstatutory Stock Option Agreement for Outside Directors (Annual Option) adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

           7.3 SPECIAL OPTION. Unless otherwise provided for by the Board at the time a Special Option is granted, each Special Option shall comply with and be subject to the terms and conditions set forth in the form of Nonstatutory Stock Option Agreement for Outside Directors (Special Option) adopted by the Board concurrently with its amendment of the Plan.

           7.4 AUTHORITY TO VARY TERMS. Subject to the limitations set forth in
Section 3.2, the Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company's right to repurchase any unvested shares of Stock acquired by the Optionee upon the exercise of an Option in the event such Optionee's Service is terminated for any reason. In no event, however, shall the Board be permitted to vary the terms of any standard form of Option Agreement if such change would cause the Plan to cease to qualify as a formula plan pursuant to Rule 16b-3 at any such time as any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act.

        8. TRANSFER OF CONTROL.

           8.1 DEFINITIONS.

               (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company:

                   (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

                   (ii) a merger or consolidation in which the Company is a party;

                   (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

                   (iv) a liquidation or dissolution of the Company.

               (b) A "TRANSFER OF CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

           8.2 EFFECT OF TRANSFER OF CONTROL ON OPTIONS. In the event of a Transfer of Control, any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten
(10) days prior to the date of the Transfer of Control. The exercise or vesting of any Option that was permissible solely by reason of this Section 8.2 shall be conditioned upon the consummation of the Transfer of Control. In addition, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Transfer of Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate.

        9. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

        10. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

        11. TERMINATION OR AMENDMENT OF PLAN. The Board may terminate or amend the Plan at any time. However, subject to changes in the law or other legal requirements that would permit otherwise, without the approval of the Company's stockholders, there shall be (a) no increase in the total number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), and (b) no expansion in the class of persons eligible to receive Options. Furthermore, to the extent required by Rule 16b-3, provisions of the Plan addressing eligibility to participate in the Plan and the amount, price and timing of Options shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option, or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is necessary to comply with any applicable law or government regulation.

        IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the IKOS Systems, Inc. 1995 Outside Directors Stock Option Plan as amended by the Board on October 29, 1998 to be effective January 22, 1999.



                                          ------------------------------------
                                          Secretary

                                  PLAN HISTORY

June 20, 1995         Board adopts Plan, with an initial reserve of 100,000 shares.

February 8, 1996      Stockholders approve Plan, with an initial reserve of 100,000 shares.

October 29, 1998      Board amends Plan, subject to stockholder approval, to (a)
                      increase the share reserve by 100,000 to a new total of 200,000 shares, (b) to change the automatic option grant formula to provide for (i) a Special Option for 10,500 shares, (ii) an
                      Initial Option for 24,000 shares and (iii) an Annual Option for
                      6,000 shares.

January 22, 1999      Stockholders approve the foregoing amendments.
